Exhibit 21.1
Subsidiaries of the Registrant

•	Dixie Container Corporation
	State of Incorporation:	Virginia
	Other trade names used:	Packaging Corporation of Ohio

•	PCA Hydro, Inc.
	State of Incorporation:	Delaware
	Other trade names used:	None

•	Packaging Corporation of Illinois
	State of Incorporation:	Delaware
	Other trade names used:	Acorn Corrugated Box Company

•	Packaging Corporation of Chicago
	State of Incorporation:	Delaware
	Other trade names used:	Elwood Packaging Inc.

•	PCA International, Inc.
	State of Incorporation:	Delaware
	Other trade names used:	None

• PCA International Services, LLC
	State of Incorporation:	Delaware
	Other trade names used:	None

• PCAI de Mexico S. de R.L. de C.V.
	State of Incorporation:	Sonora, Mexico
	Other trade names used:	None

•	Packaging Corporation of Asia, Limited
	State of Incorporation:	Hong Kong
	Other trade names used:	None

•	Packaging Credit Company, LLC
	State of Incorporation:	Delaware
	Other trade names used:	None

• Packaging Receivables Company, LLC
	State of Incorporation:	Delaware
	Other trade names used:	None